                                                                    Exhibit 10.8


                                SUPPORT AGREEMENT


         MEMORANDUM OF AGREEMENT made as of the _______ day of _______ , 2002, among Loews Cineplex Entertainment Corporation, a corporation existing under the laws of Delaware (hereinafter referred to as "LCE"), Loews Cineplex Canada Callco, ULC, an unlimited liability company existing under the laws of Nova Scotia (hereinafter referred to as "CALLCO ULC"), Loews Cineplex U.S. Callco, LLC, a limited liability company existing under the laws of Delaware (hereinafter referred to as "CALLCO LLC") and Loews Cineplex Entertainment Corporation Canada, a corporation existing under the laws of Ontario (hereinafter referred to as the "CORPORATION").

         RECITALS:

         (a) pursuant to a prospectus dated on or around -- , 2002, the Corporation is effecting an initial public offering of the Exchangeable Shares (the "OFFERING"); and

         (b) in connection with the Offering, LCE, the Corporation, Callco ULC and Callco LLC have agreed to execute a support agreement substantially in the form of this agreement.

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

         Each initially capitalized term and the terms "affiliate", "business day", "holder", "Nullified Shares" and "person" used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of the Corporation. In this agreement, "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS

         The division of this agreement into Articles, section, Section and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an "Article", "Section" or "Section" refer to the specified Article, Section or Section of this agreement.

1.3      NUMBER, GENDER

         Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      DATE FOR ANY ACTION

         If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.
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                                      -2-


                                   ARTICLE II
                      COVENANTS OF LCE AND THE CORPORATION

2.1      Covenants Regarding Exchangeable Shares

         So long as any Exchangeable Shares (excluding Nullified Shares) are outstanding, LCE will:

         (a) not declare or pay any dividend on the shares of LCE Stock unless (i) the Corporation shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions and as determined by the Board of Directors as contemplated by Section 2.7(d)) on the Exchangeable Shares (an "EQUIVALENT DIVIDEND"), and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) the Corporation shall
                  (A) simultaneously subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an "EQUIVALENT STOCK SUBDIVISION"), and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

         (b) advise the Corporation sufficiently in advance of the declaration by LCE of any dividend on the shares of LCE Stock and take all such other actions as are reasonably necessary, in co-operation with the Corporation, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the shares of LCE Stock, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the shares of LCE Stock;

         (c) ensure that the record date for any dividend declared on the shares of LCE Stock is not less than 10 business days after the declaration date of such dividend;

         (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Nullified Shares) upon the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Corporation, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of LCE Stock to the holders of Exchangeable Shares in accordance with the provisions of Section 5, 6 or 7, as the case may be, of the Share Provisions;

         (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco ULC or Callco LLC, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco ULC or Callco LLC, as the case may be, to cause to be delivered shares of LCE Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

         (f) except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not (and will cause Callco LLC and Callco ULC not to) take any actions or exercise its vote as a shareholder or member, as the case may be, to initiate the voluntary liquidation, dissolution or winding up of the Corporation, Callco ULC or Callco LLC or any of their successors or any other distribution of the assets of the Corporation, Callco ULC or Callco LLC among their respective shareholders or members, as the case may be, for the purpose of winding up their respective affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Corporation, Callco ULC or Callco LLC or any other distribution of the assets of the Corporation, Callco ULC or Callco LLC among their respective shareholders or members, as the case may be, for the purpose of winding up their respective affairs.

2.2      SEGREGATION OF FUNDS

         LCE will cause the Corporation to deposit a sufficient amount of funds in a separate account of the Corporation and segregate a sufficient amount of such other assets and property as is necessary to enable the Corporation to pay dividends when due and to pay or otherwise satisfy its respective obligations under Section 5, 6 and 7 of the Share Provisions, as applicable.

2.3      RESERVATION OF SHARES OF LCE STOCK

         LCE hereby represents, warrants and covenants in favour of the Corporation, Callco ULC and Callco LLC that LCE has reserved for issuance and will, at all times while any Exchangeable Shares (other than Nullified Shares) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of LCE Stock (or other shares or securities into which shares of LCE Stock may be reclassified or changed as contemplated by Section 2.7) as is equal to the greater of: (a) the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) the number of Exchangeable Shares as are now and may hereafter be required to enable and permit LCE, Callco LLC or Callco ULC, as the case may be, to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which LCE may now or hereafter be required to issue shares of LCE Stock, to enable and permit Callco ULC or Callco LLC, as the case may be, to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit the Corporation to meet its obligations hereunder and under the Share Provisions.

2.4      NOTIFICATION OF CERTAIN EVENTS

         In order to assist LCE to comply with its obligations hereunder and to permit Callco ULC or Callco LLC to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the Corporation will notify LCE, Callco ULC and Callco LLC of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

         (b) promptly, upon the earlier of receipt by the Corporation of notice of and the Corporation otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (c)      immediately, upon receipt by the Corporation of a Retraction
                  Request;

         (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

         (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights, options or warrants to acquire Exchangeable Shares or other securities exchangeable or convertible in the Exchangeable Shares.

2.5      DELIVERY OF SHARES OF LCE STOCK TO THE CORPORATION,
         CALLCO ULC AND CALLCO LLC

         In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from the Corporation, Callco ULC or Callco LLC, as the case may be, of any event that requires the Corporation, Callco ULC or Callco LLC, as the case may be, to cause to be delivered shares of LCE Stock to any holder of Exchangeable Shares, LCE shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by the Corporation, Callco ULC or Callco LLC, as the case may be, the requisite number of shares of LCE Stock to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares (but, for the avoidance of doubt, not to the Corporation, Callco ULC or Callco LLC). All such shares of LCE Stock shall be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such share of shares of LCE Stock, the Corporation, Callco ULC or Callco LLC, as the case may be, shall pay a purchase price equal to the fair market value of such shares of LCE Stock.

2.6      QUALIFICATION OF SHARES OF LCE STOCK

         If any shares of LCE Stock (or other shares or securities into which shares of LCE Stock may be reclassified or changed as contemplated by Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, state, provincial or territorial securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by LCE and delivered by LCE at the direction of Callco ULC, Callco LLC or the Corporation, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "CONTROL PERSON" for purposes of Canadian federal, provincial or territorial securities law or the equivalent thereof under any United States laws), LCE will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such shares of LCE Stock (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law. LCE will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of LCE Stock (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of LCE Stock (or such other shares or securities) have been listed by LCE and remain listed and are quoted or posted for trading at such time.

2.7      ECONOMIC EQUIVALENCE

         So long as any Exchangeable Shares (excluding Nullified Shares) are outstanding:

         (a) LCE will not without prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9(2) of the Share Provisions:

                  (i) issue or distribute shares of LCE Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of LCE Stock) to the holders of all or substantially all of the then outstanding shares of LCE Stock by way of stock dividend or other distribution, other than an issue of shares of LCE Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of LCE Stock) to holders of shares of LCE Stock (i) who exercise an option to receive dividends in shares of LCE Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of LCE Stock) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; provided that, in either case, an equivalent option or plan is available to holders of Exchangeable Shares; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of LCE Stock entitling them to subscribe for or to purchase shares of LCE Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of LCE Stock); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of LCE Stock (A) shares or securities (including evidence of indebtedness) of LCE of any class (other than shares of LCE Stock or securities convertible into or exchangeable for or carrying rights to acquire shares of LCE Stock), or (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii), unless in each case the economic equivalent (as determined by the Board of Directors as contemplated by Section 2.7(d)) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and the same number of days of prior written notice of the distribution given to the holders of shares of LCE Stock is given to the holders of Exchangeable Shares.

         (b) LCE will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(2) of the Share
                  Provisions:

                  (i) subdivide, redivide or change the then outstanding shares of LCE Stock into a greater number of shares of LCE Stock; or

                  (ii) reduce, combine, consolidate or change the then outstanding shares of LCE Stock into a lesser number of shares of LCE Stock; or

                  (iii) reclassify or otherwise change shares of LCE Stock or effect a merger, reorganization or other transaction affecting shares of LCE Stock;

                  unless the same or an economically equivalent change (as determined by the Board of Directors as contemplated by
                  Section 2.7(d)) shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and the same number of days of prior written notice of the distribution given to the holders of shares of LCE Stock is given to the holders of Exchangeable Shares.

         (c) LCE will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by LCE (with contemporaneous notification thereof by LCE to the Corporation).

         (d) The Board of Directors shall determine, acting in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on LCE and the holders of the Exchangeable Shares. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of
                  Directors:

                  (i) in the case of any stock dividend or other distribution payable in shares of LCE Stock, the number of such shares issued in proportion to the number of shares of LCE Stock previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of LCE Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of LCE Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of shares of LCE Stock;

                  (iii) in the case of the issuance or distribution of any other form of property (including any shares or securities of LCE of any class other than shares of LCE Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of LCE or any assets of LCE), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of shares of LCE Stock and the Current Market Price of a share of LCE Stock;

                  (iv) in the case of any subdivision, redivision or change of the then outstanding shares of LCE Stock into a greater number of shares of LCE Stock or the reduction, combination, consolidation or change of the then outstanding shares of LCE Stock into a lesser number of shares of LCE Stock or any amalgamation, merger, reorganization or other transaction affecting shares of LCE Stock, the effect thereof upon the then outstanding shares of LCE Stock; and

                  (v) in all such cases, whether the general taxation consequences of the relevant event to holders of Exchangeable Shares may differ from the taxation consequences to holders of shares of LCE Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares), and if such differences exist, whether any change can be made to the relevant event that would reduce or remove such differences, provided that any such change shall not, in the sole discretion of the board of directors, have any negative financial impact on LCE.

         (e) the Corporation agrees that, to the extent required, upon due notice from LCE, the Corporation will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Corporation, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the shares of LCE Stock and Exchangeable Shares as provided for in this Section 2.7.

2.8      TENDER OFFERS

         In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction for the purpose of acquiring shares of LCE Stock (an "OFFER") is proposed by LCE or is proposed to LCE or its stockholders and is recommended by the board of directors of LCE, or is otherwise effected or to be effected with the consent or approval of the board of directors of LCE, and the Exchangeable Shares are not redeemed by the Corporation or purchased by Callco ULC or Callco LLC pursuant to the Redemption Call Right, LCE will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to enable and permit holders of Exchangeable Shares (other than holders of Nullified Shares) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of LCE Stock, without discrimination. Without limiting the generality of the foregoing, LCE will use its best efforts to permit holders of Exchangeable Shares to participate in each such Offer without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the Corporation to redeem (or Callco ULC or Callco LLC to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of an LCE Control Transaction.

2.9      OWNERSHIP OF OUTSTANDING SHARES

         Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(2) of the Share Provisions, LCE covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares (excluding Nullified Shares) are owned by any person, LCE will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the Corporation, Callco ULC and Callco LLC.

2.10     LCE AND AFFILIATES NOT TO VOTE NULLIFIED SHARES

         LCE covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Nullified Shares for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. LCE further covenants and agrees that it will not, and will cause other holders of Nullified Shares not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Nullified Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11     ORDINARY MARKET PURCHASES

         For certainty, nothing contained in this agreement, including the obligations of LCE contained in Section 2.8, shall limit the ability of LCE (or any of its subsidiaries including, without limitation, Callco ULC, Callco LLC or the Corporation) to make ordinary market purchases of shares of LCE Stock in accordance with applicable laws and regulatory or stock exchange requirements.

2.12     STOCK EXCHANGE LISTING

         LCE covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares (excluding Nullified Shares) are owned by any person, LCE will use its commercially reasonable efforts (i) to maintain a listing for such Exchangeable Shares on the TSX and (ii) to ensure the Corporation remains a "public corporation" within the meaning of the Income Tax Act (Canada).

                                   ARTICLE III
                                 LCE SUCCESSORS

3.1      CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

         As long as any outstanding Exchangeable Shares (excluding Nullified Shares) are owned by any person, LCE shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

         (a) such other person or continuing corporation (the "LCE SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the LCE Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such LCE Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of LCE under this agreement; and

         (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2      VESTING OF POWERS IN SUCCESSOR

         Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the LCE Successor and such other person that may then be the issuer of the shares of LCE Stock shall possess and from time to time may exercise each and every right and power of LCE under this agreement in the name of LCE or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of LCE or any officers of LCE may be done and performed with like force and effect by the directors or officers of such LCE Successor.

3.3      WHOLLY-OWNED SUBSIDIARIES

         Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of LCE with or into LCE, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of LCE, provided that all of the assets of such subsidiary are transferred to LCE or another wholly-owned direct or indirect subsidiary of LCE, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of LCE among the stockholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

                                   ARTICLE IV
                                     GENERAL

4.1      TERM

         This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (excluding Nullified Shares) (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares (excluding Nullified Shares)) are held by any person.

4.2      CHANGES IN CAPITAL OF LCE AND THE CORPORATION

         At all times after the occurrence of any event contemplated pursuant to
Section 2.7 and Section 2.8 or otherwise, as a result of which either shares of LCE Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which shares of LCE Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3      SEVERABILITY

         If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4      AMENDMENTS, MODIFICATIONS

         (a) Subject to Section 4.2, Section 4.3 and Section 4.5, this agreement may not be amended or modified except by an agreement in writing executed by the Corporation, Callco ULC, Callco LLC and LCE and approved by the holders of the Exchangeable Shares in accordance with Section 10(2) of the Share Provisions.

         (b) No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5      MINISTERIAL AMENDMENTS

         Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

         (a) adding to the covenants of any or all parties provided that the board of directors of each of the Corporation, Callco ULC, Callco LLC and LCE shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of the Corporation, Callco ULC, Callco LLC and LCE, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to the Corporation, Callco ULC, Callco LLC and LCE, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation, Callco ULC, Callco LLC and LCE shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6      MEETING TO CONSIDER AMENDMENTS

         The Corporation, at the request of LCE, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of the Corporation, the Share Provisions and all applicable laws.

4.7      ENUREMENT

         This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8      NOTICES TO PARTIES

         Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)      in the case of LCE, to the following address:

                           711 Fifth Avenue
                           New York, New York
                           10022

                           Facsimile No.:   (212) 833-8379
                           Attention:       General Counsel

                  with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, New York
                           10022

                           Facsimile No.:   (212) 836-8689
                           Attention:       Joel I. Greenberg

(b)      in the case of Callco ULC or Callco LLC, to the following address:

                           c/o Loews Cineplex Entertainment Corporation
                           711 Fifth Avenue
                           New York, New York
                           10022

                           Facsimile No.:   (212) 833-8379
                           Attention:       General Counsel

                  with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, New York
                           10022
                           Facsimile No.:   (212) 836-8689
                           Attention:       Joel I. Greenberg

(c)      in the case of the Corporation, to the following address:

                           1303 Yonge Street
                           Toronto, Ontario
                           M4T 2Y9

                           Facsimile No.:   (416)   --
                           Attention:         --

                  with a copy to:

                           711 Fifth Avenue
                           New York, New York
                           10022

                           Facsimile No.:   (212) 833-8379
                           Attention:       General Counsel

                  and with a further copy to:

                           Goodmans LLP
                           250 Yonge Street
                           Suite 2400
                           Toronto, ON  M5B 2M6

                           Facsimile No.:   (416) 979-1234
                           Attention:       Tim Heeney/Sheldon Freeman

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9      COUNTERPARTS

         This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10     JURISDICTION

         This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.11     ATTORNMENT

         Each of the parties hereto agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and LCE and Callco LLC hereby appoint the Corporation at each of their registered office in the Province of Ontario as attorney for service of process.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                                LOEWS CINEPLEX ENTERTAINMENT CORPORATION
                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:
                                LOEWS CINEPLEX ENTERTAINMENT CORPORATION CANADA
                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                LOEWS CINEPLEX CANADA CALLCO, ULC


                                By:
                                     ------------------------------------------
                                     Name:

                                LOEWS CINEPLEX U.S. CALLCO, LLC


                                By:
                                     ------------------------------------------
                                     Name: